UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2020, the Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of March 19, 2020, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The following description of the terms of the Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations, the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Board adopted the Rights Agreement to preserve the ability of the Board to protect the interests of stockholders in transactions that may result in an acquisition of control of the Company, including tender offers and open market purchases of the Company’s securities. In general terms, and subject to certain exceptions, the Rights Agreement works by significantly diluting the stock ownership of any person or group that acquires 20%, or more, of the outstanding common stock of the Company without the approval of the Board (such person, an “Acquiring Person”).

The Rights

On March 19, 2020, the Board authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record on March 30, 2020 (the “Record Date”). Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of the Company at a price of $10.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment as provided for under the Rights Agreement. In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. The description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares on the Distribution Date and, as soon as practicable thereafter, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. The “Distribution Date” is the close of business on the tenth day after the first date of public announcement that any person has become an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (such date, the “Shares Acquisition Date”).

Until the earliest of the Distribution Date, the date that the Rights are redeemed by the Board and the date on which the Rights expire, (i) in the case of certificated shares, the Rights associated with the Common Shares represented by any certificate will be evidenced by such certificate together with a copy of the Summary of Rights attached thereto and the surrender for transfer of any such certificate, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such shares and the transfer of any Common Share in the book-entry account system of the transfer agent for such shares shall also constitute the transfer of the Rights associated with such shares. Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Share of the Company. After that date, the Rights may be transferred only on the registry book of the Rights Agent. Any Rights held by an Acquiring Person will become null and void and may not be exercised.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability

The Rights are not exercisable until the Distribution Date.

Flip In. In the event that any person or group becomes an Acquiring Person, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase Common Shares (or in certain circumstances a combination of Common and Preferred Shares) with a then current market value of twice the Purchase Price, based on the market value of the Common Shares.

Flip Over. In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company or its subsidiaries are party to a merger with another company in which the Common Shares are converted into other securities, cash or property, or (ii) the Company sells or otherwise transfers 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to another company, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase shares of common stock of such other company with a then current market value of twice the Purchase Price, based on the market price of such common stock prior to such merger or sale.

Expiration

The Rights will expire at the close of business on December 31, 2020 unless earlier redeemed or exchanged by the Company as described below.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share (or, in certain circumstances, Preferred Shares or a combination of common stock and Preferred Shares) for each Right (not including the Rights of the Acquiring Person, which will have become null and void).

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.

Preferred Share Provisions

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each thousandth of a Preferred Share will entitle holders, in preference to the holders of Common Shares, to receive, when and if declared, dividends in an amount per share equal to the dividends declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1 per thousandth of a Preferred Share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and an aggregate amount per thousandth of a Preferred Share equal (subject to certain adjustments) to the aggregate amount to be distributed per share to the holders of the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each thousandth of a Preferred Share will be entitled to receive (subject to certain adjustments) the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

No fractional Preferred Shares will be issued other than fractions which are integral multiples of one one-thousandth of a Preferred Share (which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, an adjustment in cash will be made based on the closing price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

The Board may, at its option, at any time prior to such time as any person or group becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $0.0000001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

Item 3.03 Material Modification to Rights of Security Holders

See Item 1.01, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement referenced in Item 1.01, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”). The Certificate of Designations was filed with the Secretary of State of Delaware on March 19, 2020. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The summary of the Preferred Shares set forth in Item 1.01 is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

On March 19, 2020, the Company issued a press release announcing the Board’s adoption of the Rights Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Global Eagle Entertainment Inc.

4.1	Rights Agreement, dated as of March 19, 2020, between Global Eagle Entertainment Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively.

99.1	Press Release of the Company, dated March 19, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name:	Christian Mezger
Title:	Chief Financial Officer

Dated: March 20, 2020